UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☒	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

December [8], 2008

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Special Meeting of the Shareholders of Fifth Third Bancorp to be held at [The Bankers Club of Cincinnati], located at [511 Walnut Street, 30th Floor,] Cincinnati, Ohio on Monday, December [29], 2008 at 9:00 a.m. for the purposes of considering and acting upon the following:

(1)	The proposal described in the proxy statement to amend (i) Article Fourth of the Second Amended Articles of Incorporation, as amended (the “Articles”), to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to allow for limited voting rights for a new series of Preferred Stock so that the new series of Preferred Stock will meet the requirements for participation in the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”) established by the United States Department of Treasury pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”), and (ii) Article III, Sections 13 and 14 of the Code of Regulations of Fifth Third Bancorp, as amended (“Code of Regulations”), to expressly provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Code of Regulations, and to expressly provide that any procedures for filling vacancies on the Board of Directors as set forth in the Articles, shall prevail over any procedures for filling vacancies on the Board of Directors set forth in the Code of Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 1 to the proxy statement and are incorporated by reference therein.

(2)	The proposal described in the proxy statement to amend Article Fourth of the Second Amended Articles of Incorporation to revise the express terms of the issued and outstanding shares of the Series G Preferred Stock of Fifth Third Bancorp to allow the Series G Preferred Stock to have certain of the voting rights as may be granted by Fifth Third Bancorp if it authorizes and issues a new series of Preferred Stock pursuant to the TARP CPP established by the Department of Treasury pursuant to the EESA. The proposed amendment is attached as Annex 2 to the proxy statement and is incorporated by reference therein.

(3)

The proposal described in the proxy statement to amend (i) Article Fourth of the Articles to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of Preferred Stock that Fifth Third Bancorp may offer and sell in the future, including but not limited to shares of Preferred Stock that may be issued to the Department of Treasury upon participation in the TARP CPP, and to clarify the ability of Fifth Third Bancorp to issue shares of Preferred Stock without stockholder approval in accordance with the terms of Ohio law, and (ii) Article III, Sections 13 and 14 of the Code of Regulations to expressly provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Code of Regulations, and to expressly provide that any procedures for filling vacancies on the Board of Directors as set forth in the Articles, shall prevail over any procedures for filling vacancies on the Board of Directors as set forth in the Code of Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the

Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 3 to the proxy statement and are incorporated by reference therein.

(4)	The proposal described in the proxy statement to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article Fourth of our Articles and/or our Code of Regulations.

(5)	Transaction of such other business that may properly come before the Special Meeting or any adjournment thereof.

Shareholders of record at the close of business on December 4, 2008 will be entitled to vote at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER [29], 2008: This proxy statement is available at www.viewmaterial.com/fitb.

All shareholders who find it convenient to do so are invited to attend the Special Meeting in person. In any event, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Special Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Special Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their notice or proxy card in order to be admitted to the meeting. “Street name” shareholders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date in order to be admitted to the meeting. Registration and seating will begin at approximately 8:30 a.m. Communication and recording devices will not be permitted at the Special Meeting. A copy of the regulations for conduct at the Special Meeting is attached as Annex 4 to the proxy statement.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies for the Special Meeting of Shareholders to be held at [The Bankers Club] located at [511 Walnut Street, 30th Floor], Cincinnati, Ohio on Monday, December [29], 2008 at 9:00 a.m. (the “Special Meeting”). Each of the                     shares of Common Stock and 44,300 shares of the 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G of Fifth Third Bancorp (the “Series G Preferred Stock”) outstanding as of the close of business on December 4, 2008 is entitled to one vote on all matters to be acted upon at the Special Meeting, and only shareholders of record on the books of the Company at the close of business on December 4, 2008 will be entitled to vote at the Special Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies for a fee of $15,000, plus out of pocket expenses.

This proxy statement and the form of proxy are first being sent or made available to shareholders on or about December [8], 2008.

INFORMATION ABOUT THE SPECIAL MEETING AND THE MATTERS TO BE VOTED UPON

Why is the Company holding a Special Meeting?

The Company is considering raising capital through the sale of Preferred Stock to the U.S. Department of the Treasury (the “Department of Treasury”) pursuant to the Department of Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “TARP CPP”), which was created under the Emergency Economic Stabilization Act of 2008 (“EESA”). The Special Meeting is being held to approve proposed amendments to the Company’s Second Amended Articles of Incorporation, as amended (the “Articles”), and to the Company’s Code of Regulations, as amended (“Code of Regulations”), to enable the Company to participate in the TARP CPP.

What is the TARP CPP?

On October 14, 2008, the Department of Treasury announced the creation of the TARP CPP to encourage U.S. financial institutions to build capital to increase the flow of financing to businesses and consumers in the U.S. and to support the U.S. economy. The TARP CPP is designed to attract broad participation by healthy financial institutions and to do so in a way that attracts private capital to them as well as with a goal of increasing confidence in U.S. banks and increasing the confidence of such banks to lend their capital. Pursuant to the TARP, up to $700 billion can be provided to the Department of Treasury to buy mortgages and other assets from financial institutions, to guarantee assets of financial institutions, and to invest and take equity positions in financial institutions. Under the TARP CPP, the Department of Treasury will purchase up to $250 billion of senior preferred shares from qualifying financial institutions that meet the TARP CPP’s eligibility requirements and that applied to participate in the TARP CPP by November 14, 2008.

Why would the Company consider participating in the TARP CPP?

The challenges experienced by financial institutions due to the recent economic downturn and turbulence in the financial markets make it prudent for financial institutions not only to preserve their existing capital but to supplement such capital as a protection against the uncertain duration and severity of the challenges arising from the current economic situation. Under the TARP CPP, the Department of Treasury has authorized the purchase of up to $250 billion of preferred securities on standardized terms from qualifying financial institutions.

In June, 2008, the Company announced a capital plan that would increase its capital and capital ratio targets in anticipation of a difficult second half of 2008 and a difficult 2009. The Company’s capital plan included a reduction in the current dividend on the shares of Common Stock, raising approximately $1.0 billion in capital through a public offering of Depositary Shares in Series G Preferred Stock, and the sale of non-core assets to generate additional capital of approximately $1.0 billion. The dividend reduction and the sale of Depositary Shares were accomplished in June, 2008 and the Company began to explore the potential for asset sales. Upon the establishment of the TARP CPP by the Department of Treasury, the Company reevaluated its capital plan. Following preliminary approval for the Company’s participation in the TARP CPP, the Company determined that the available investment by the Department of Treasury in Preferred Stock of the Company should be pursued and that a sale of non-core assets would no longer be a part of the Company’s near-term capital planning.

If the Company participates in the TARP CPP, how much capital could the Company raise?

Under the TARP CPP, eligible financial institutions can generally apply to issue and sell preferred stock to the Department of Treasury in aggregate amounts equal to between 1% and 3% of the institution’s risk-weighted assets. The Company submitted its application for participation in the TARP CPP on October 24, 2008 and received notice of its preliminary approval from the Department of Treasury on October 28, 2008. By letter dated November 12, 2008, the Department of Treasury informed the Company to proceed with preparing the standard agreements required by the Department of Treasury. Based on the preliminary approval and the November 12, 2008 letter, if the Company participates in the TARP CPP, the Company will issue and the Department of Treasury will purchase approximately $3.46 billion in Preferred Stock. In addition, the Company will be required to issue warrants to the Department of Treasury to purchase shares of the Company’s Common Stock having an aggregate value equal to 15% of the purchase price of the Preferred Stock purchased by the Department of Treasury, an amount equal to approximately $519.66 million. The exercise price of the warrants is expected to be approximately $11.716, which is the average closing price of a share of the Company’s Common Stock for the 20 trading days ending prior to October 27, 2008 (the date on which the Department of Treasury preliminarily approved the Company for participation in the TARP CPP), subject to customary anti-dilution adjustments, and would result in the issuance of approximately 44.36 million common shares upon exercise of the warrants.

Why does the Company need to amend the Articles and Code of Regulations to participate in the TARP CPP?

In order for the Company to participate in the TARP CPP, the Company must be able to issue and sell Preferred Stock to the Department of Treasury upon certain standard terms required by the Department of Treasury, including certain limited class voting rights and certain rights relating to the removal of particular directors and the filling of certain director vacancies.

Although the Company’s Preferred Stock currently available for issuance may be issued upon action by the Board of Directors without further shareholder approval, the Company’s Articles prohibit the issuance of shares of Preferred Stock with voting rights, except for voting rights as otherwise required by law. Consequently, in order for the Company to participate in the TARP CPP, the Articles must be amended to permit the Board of Directors to include the standard limited voting rights required by the Department of Treasury in the terms of the Preferred Stock that the Company would sell to the Department of Treasury. In particular, the Department of Treasury’s standard terms require, among other things, that (i) the shares of Preferred Stock purchased by it, voting as a single class with other parity shares having similar voting rights, be entitled to elect two persons to the Company’s Board of Directors in the event the Company fails to pay dividends on such Preferred Stock for six quarterly periods, whether or not consecutive, and (ii) such Directors may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of such shares, voting together as a class, to the extent the voting rights of such holders described above are then exercisable.

Additionally, the Company’s Code of Regulations do not allow for the removal of a director without cause or the filling of a director vacancy by the affirmative vote of certain holders of Preferred Stock. The Code of Regulations needs to be amended to eliminate any inconsistencies between the Articles and the Code of Regulations if the amendment to the Articles described herein is approved.

The Company is not seeking the approval of shareholders to authorize the issuance of a particular security. Under Proposal 1, the Company is only seeking shareholder approval to amend the Articles in order to satisfy the standard terms required under the TARP CPP and to amend the Code of Regulations to eliminate any inconsistencies between the Articles and Code of Regulations if such proposed amendment to the Articles is approved.

What will be the terms of the Preferred Stock issued to the Department of Treasury if the Company participates in the TARP CPP?

In addition to the limited class voting rights and changes with respect to the removal of directors, and the filling of director vacancies described in the previous question, Preferred Stock issued by the Company to the Department of Treasury under the TARP CPP (a) will be senior to Common Stock with respect to dividend rights and upon liquidation, (b) will rank equally with the Company’s existing outstanding shares of Series G Preferred Stock with respect to dividends and upon liquidation, and (c) will not be subject to any contractual restrictions on transfer. Cumulative dividends will be payable on such Preferred Stock at a rate of 5% per annum until the fifth anniversary of the issuance of the Preferred Stock and at a rate of 9% per annum thereafter.

The Preferred Stock may not be redeemed for a period of three years from the date of issuance, except with the proceeds from the sale of Tier 1 qualifying perpetual Preferred Stock or Common Stock for cash. All redemptions of the Preferred Stock shall be at its issue price plus any accrued and unpaid dividends. Any redemption of the Preferred Stock also is subject to the approval of the Board of Governors of the Federal Reserve System. See Appendix A hereto for a complete summary of the standard terms of preferred stock currently required by the Department of Treasury.

What will happen if the proposed amendments to the Company’s Articles and Code of Regulations are not adopted?

If the Company’s shareholders do not approve either of the proposed amendments to the Articles and Code of Regulations set forth in Proposals 1 and 3, the Company believes that it may not be able to participate in the TARP CPP under the Department of Treasury’s current standard terms. A failure to qualify for the TARP CPP will potentially eliminate a possible low-cost source of additional capital that would allow the Company to strengthen its capital position, increase its ability to extend credit to qualified borrowers, support its existing operations, improve its ability to leverage future strategic operations to grow, add value for Company shareholders and enhance its competitive position.

If the proposed Amendments to the Articles and Code of Regulations are approved, is the Company’s participation in the TARP CPP guaranteed?

There can be no assurance that the Company will ultimately participate in the TARP CPP or that the Company will issue any Preferred Stock to the Department of Treasury, even if shareholders approve the proposed amendments. Until final documents have been executed by the Company and the Department of Treasury, either party could decide not to continue with the issuance and the sale of the Preferred Stock and warrants.

When and where is the Special Meeting?

The Special Meeting of shareholders of the Company will be held at [The Bankers Club, 511 Walnut Street, 30th Floor,] Cincinnati, Ohio on Monday, December [29], 2008 at 9:00 a.m. Eastern Time.

What matters will be voted upon at the Special Meeting?

Shareholders will be voting on the following matters:

1. To amend (i) Article Fourth of the Articles to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to allow for limited voting rights for a new series of Preferred Stock, so that the new series of Preferred Stock will meet the requirements for participation in the TARP CPP established by the Department of Treasury pursuant to the EESA, and (ii) Article III, Sections 13 and 14 of the Code of Regulations to expressly provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Code of Regulations, and to expressly provide that any procedures for filling vacancies on the Board of Directors as set forth in the Articles shall prevail over any procedures for filling vacancies on the Board of Directors as set forth in the Code of Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). These proposed amendments are attached as Annex 1 to this proxy statement. (“Proposal 1”)

2. To amend Article Fourth of the Articles to revise the express terms of the issued and outstanding shares of the Series G Preferred Stock of Fifth Third Bancorp to allow the Series G Preferred Stock to have certain of the voting rights as may be granted by Fifth Third Bancorp if it authorizes and issues a new series of Preferred Stock pursuant to the TARP CPP established by the Department of Treasury pursuant to the EESA. This proposed amendment is attached as Annex 2 to this proxy statement. (“Proposal 2”)

3. To amend (i) Article Fourth of the Articles to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of Preferred Stock that Fifth Third Bancorp may offer and sell in the future, including but not limited to shares of Preferred Stock that may be issued to the Department of Treasury upon participation in the TARP CPP, and to clarify the ability of Fifth Third Bancorp to issue shares of Preferred Stock without stockholder approval in accordance with the terms of Ohio law and (ii) Article III, Sections 13 and 14 of the Code of Regulations to expressly provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Code of Regulations, and to expressly provide that any procedures for filling vacancies on the Board of Directors as set forth in the Articles shall prevail over any procedures for filling vacancies on the Board of Directors as set forth in the Code of Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). These proposed amendments are attached as Annex 3 to this proxy statement. (“Proposal 3”).

4. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article Fourth of our Articles and Article III of our Code of Regulations. (“Proposal 4”).

Why is the Company seeking shareholder approval to adjourn the Special Meeting in Proposal 4?

Approval of the proposed amendments to the Articles and Code of Regulations require the affirmative vote of the holders of two-thirds of the Common Stock outstanding and the affirmative vote of the holders of two-thirds of each series of Preferred Stock outstanding. In the event there are not sufficient votes at the time of the Special Meeting to adopt any of the proposed amendments, the Board of Directors is seeking shareholder approval to adjourn the Special Meeting to a later date in order to permit additional proxy solicitation. Pursuant to the Company’s Code of Regulations and Ohio law, shareholders may authorize the holder of proxies solicited by the Board of Directors to vote in favor of adjourning the Special Meeting.

How many votes are needed to approve the Proposals?

The vote required to approve each of the proposals that are scheduled to be presented at the Special Meeting is as follows:

Proposal	Vote Required
Proposals 1, 2 and 3	The three proposals to amend the Company’s Articles each require the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of Series G Preferred Stock, each voting as a separate class. Abstentions and broker non-votes will have the same effect as votes against the proposal. While the proposed amendments to the Company’s Code of Regulations contained in Proposals 1 and 3 on a stand-alone basis would only require the affirmative vote of the holders of a majority of shares of Common Stock outstanding, such amendments will only be deemed approved upon the affirmative two thirds vote of the Common Stock and Series G Preferred Stock as described above in this paragraph.

Proposal 4	The proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series G Preferred Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum is present. Abstentions and shares not voted by shareholders of record present in person and entitled to vote will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

What constitutes a quorum for the Special Meeting?

Under the Code of Regulations, a majority of the votes eligible to be cast on every matter to be voted upon at the Special Meeting must be present in person or by proxy to establish a quorum at the Special Meeting. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Who could help answer my questions about proxy materials, the Special Meeting or the procedures for voting my shares?

Shareholders who have questions about proxy materials, need additional copies or require assistance with the procedures for voting shares may call our proxy solicitor as follows:

D.F. King & Co., Inc.

48 Wall Street

New York NY 10005

1-800-207-3158 (toll free) or

1-212-269-5550 (call collect)

GENERAL SPECIAL MEETING INFORMATION RELATING TO

HOLDERS OF COMMON STOCK

Who can vote?

December 4, 2008 has been fixed as the record date for the determination of shares entitled to notice of and to vote at the Special Meeting. You are entitled to vote if you are a holder of record of shares of the Company’s Common Stock as of the close of business on December 4, 2008. Each eligible shareholder is entitled to one vote per share of Common Stock.

How do I vote my shares of Common Stock?

You may vote your shares of Common Stock on matters that are properly presented at the Special Meeting in four ways:

•	By completing the accompanying form of proxy and returning it in the envelope provided;

•	By submitting your vote telephonically;

•	By submitting your vote electronically via the Internet; or

•	By attending the Special Meeting and casting your vote in person.

For the Special Meeting, the Company is offering holders of record of Common Stock the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting your vote for shares of Common Stock by mail on the enclosed proxy card, you may vote by telephone or via the Internet by following the procedures described on your proxy card. In order to vote via telephone or the Internet, please have the enclosed proxy card in hand, and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been properly recorded.

Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

Can the proxy materials be accessed electronically?

The Company has sent the proxy materials for the Special Meeting to shareholders on or about December [8], 2008 by first-class U.S. mail. Additionally, the Company’s proxy statement for the Special Meeting sent to holders of record of the Company’s shares of Common Stock is available at www.viewmaterial.com/fitb.

How do I vote if my shares of Common Stock are held in “Street Name”?

If you hold your shares of Common Stock in “street name” with a broker, a financial institution or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of Common Stock. As a beneficial owner of Common Stock, you have the right to direct the record holder on how to vote the shares held on your behalf. If you hold your shares of Common Stock in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with such electronic access or telephone usage.

If you hold your shares of Common Stock in “street name” and wish to attend the Special Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of shares of Common Stock as of the close of business on December 4, 2008, the record date for voting at the Special Meeting.

How will my shares of Common Stock be voted?

Shares of Common Stock represented by properly executed proxies will be voted at the Special Meeting, and if a shareholder has specified how the shares of Common Stock represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that shares of Common Stock represented by a proxy card that has been properly signed and returned but on which no specification has been made, will be voted FOR all of Proposals 1, 2, 3, and 4.

How do I change or revoke my proxy representing my shares of Common Stock?

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (1) the execution of a later dated proxy; (2) the execution of a later casted telephone or Internet vote with regard to the same shares; (3) by giving notice in writing to Paul L. Reynolds, Secretary, Fifth Third Bancorp, 38 Fountain Square, Cincinnati, Ohio 45263; or (4) by notifying the Secretary in person at the Special Meeting. Any shareholder who attends the Special Meeting and revokes his/her proxy may vote in person. However, your attendance at the Special Meeting alone will not revoke your proxy. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you hold your shares of Common Stock in “street name” and instructed your broker, financial institution or other holder of record to vote your shares of Common Stock and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

If I vote my shares of Common Stock in advance, can I still attend the Special Meeting?

Yes. You are encouraged to vote promptly by telephone, Internet or by returning your signed proxy card by mail, so that your shares of Common Stock will be represented at the Special Meeting. However, voting your shares of Common Stock by proxy does not affect your right to attend the Special Meeting in person.

GENERAL SPECIAL MEETING INFORMATION RELATING TO HOLDERS OF

SERIES G PREFERRED STOCK AND DEPOSITARY SHARES REPRESENTING INTERESTS THEREIN

Why am I receiving this proxy statement?

The close of business on Thursday, December 4, 2008, has been fixed as the record date by the Company for shares of Series G Preferred Stock and by Wilmington Trust Company, as the depository, for the determination of Depositary Shares representing interests in shares of Series G Preferred Stock (the “Depositary Shares”) entitled to notice of and to vote at the Special Meeting. You are receiving a proxy statement because you owned Depositary Shares as of the close of business on December 4, 2008. That entitles you to provide instructions to the depository as to how the Series G Preferred Stock will be voted at the Special Meeting. This proxy statement describes the matters on which we would like you to provide instructions to the depository and provides information on those matters so that you can make an informed decision.

The notice of Special Meeting, proxy statement and voting instruction card are being mailed to holders of Depositary Shares on or about December [8], 2008. If you hold your Depositary Shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see the options available to you.

What is a voting instruction card?

A voting instruction card is your direction to Wilmington Trust Company, the depository, to vote the Series G Preferred Stock represented by your Depositary Shares. By completing and returning the enclosed voting instruction card, you are giving the depository the authority to vote the Series G Preferred Stock represented by your Depositary Shares in the manner you indicate on your voting instruction card.

Why did I receive more than one voting instruction card for my Depositary Shares?

You will receive multiple voting instruction cards if you hold your Depositary Shares in different ways (e.g., joint tenancy, trusts or custodial accounts) or in multiple accounts.

If your Depositary Shares are held by a broker (i.e., in “street name”), you will receive your voting instruction card or other voting information from your broker, and you will return your voting instruction card or cards to your broker.

You should indicate your vote on and sign each voting instruction card that you receive.

What is the difference between a “Shareholder of Record” and a “Street Name” holder of Depositary Shares?

These terms describe how your Depositary Shares are held. If your Depositary Shares are registered directly in your name with Wilmington Trust Company, the depository, you are a “shareholder of record.” If your Depositary Shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my Depositary Shares?

You can do so by filling out the enclosed voting instruction card, signing it, and mailing it in the enclosed postage-paid envelope.

If you hold your Depositary Shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your Depositary Shares.

If your Depositary Shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit a proxy by telephone or via Internet. If so, the voting form your nominee sends you will provide instructions for submitting your vote by telephone or via the Internet. The last-dated vote you submit (by any means) will supersede any previously submitted vote. Also, if you vote by telephone or via the Internet, you may revoke your vote by following the instructions provided by your nominee.

For holders of Depositary Shares whose shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a vote by telephone or via the Internet.

How are my Depositary Shares counted in the shareholder vote for the Series G Preferred Stock?

Each share of Series G Preferred Stock is entitled to one vote and, accordingly, each Depositary Share that you own is entitled to 1/250th of a vote. To the extent your instructions to Wilmington Trust Company, the depository, request the voting of your fractional interest of a share of Series G Preferred Stock, the depository shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests.

Can I vote my Depositary Shares in person at the Special Meeting?

Only Wilmington Trust Company, the depository and sole record holder of the Series G Preferred Stock, may vote at the Special Meeting.

What vote is required for the Series G Preferred Stock to approve each proposal?

The vote of the Series G Preferred Stock required to approve each of the proposals that are scheduled to be presented at the Special Meeting, and on which the Series G Preferred Stock is entitled to vote, is as follows:

Proposal 1, Proposal 2 and Proposal 3 require the affirmative vote of the holders of two-thirds of the outstanding shares of the Series G Preferred Stock (and, therefore, the holders of two-thirds of the Depositary Shares); and

Proposal 4 requires the affirmative vote of a majority of the Series G Preferred Stock (and therefore, the Depositary Shares) and of the Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum is present. The Series G Preferred Stock and the Common Stock will vote together as a single class on Proposal 4, but will vote as separate classes on Proposal 1, Proposal 2 and Proposal 3.

How would the Series G Preferred Stock representing my Depositary Shares be voted if I do not direct the depository how they should be voted?

If you sign and return your voting instruction card without indicating how you want your Depositary Shares to be voted, Wilmington Trust Company will not be able to vote the Series G Preferred Stock represented by your Depositary Shares with respect to any of the Proposals. Therefore, you are urged to sign and complete the voting instruction card.

What if I do not return my voting instruction card?

If you are a holder of record of Depositary Shares (that is, your Depositary Shares are registered in your own name) and you do not return the voting instruction card, the Series G Preferred Stock represented by your Depositary Shares will not be voted. Your failure to return your voting instruction card or to properly instruct the depository on how to vote the Series G Preferred Stock representing your Depositary Shares will be treated as a vote against all of the Proposals.

If you hold your Depositary Shares in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your Depositary Shares, your record holder cannot direct the depository to vote the Series G Preferred Stock represented by your Depositary Shares on any of the Proposals. Your failure to provide such instructions will be treated as a vote against Proposals 1, 2 and 3.

How are abstentions and broker non-votes treated?

If you do not give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will be treated as “No” votes on Proposals 1, 2 and 3 for which you do not provide instructions. Similarly, abstentions as to any such Proposal will have the same effect as a vote against such Proposal.

Who will count the votes of the Depositary Shares?

The depository will count the votes of the holders of the Depositary Shares and will vote the shares of Series G Preferred Stock at the Special Meeting in accordance with such votes.

PROPOSAL 1:

TO AMEND ARTICLE FOURTH, SECTION (A) 2) (d) 1 OF

THE SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED

AND

TO AMEND ARTICLE III, SECTIONS 13 AND 14 OF

THE CODE OF REGULATIONS, AS AMENDED

OF FIFTH THIRD BANCORP

(Item 1 on Proxy Card)

The Board of Directors recommends approval of the amendments of Article Fourth, Section (A) 2) (d) 1 of the Articles and of Article III, Sections 13 and 14 of the Code of Regulations, in the manner shown in Annex 1 hereto.

What are these Amendments intended to accomplish?

The proposed Amendment to Article Fourth, Section (A) 2) (d) 1. of the Articles would revise the express terms of the authorized and unissued shares of Preferred Stock to allow the Board to provide limited voting rights in order to comply with the standard terms required for shares of preferred stock that may be issued in connection with the TARP CPP authorized by EESA and implemented by the Department of Treasury (the “Designated Preferred Stock”). The limited class voting rights currently required by the Department of Treasury to be included in the Designated Preferred Stock eligible to be purchased as a condition to participation in the TARP CPP are: (1) to allow such shares of Designated Preferred Stock to vote as a class with any other preferred stock having similar voting rights for the election and removal of two directors of the Company (the “Preferred Directors”) in the event the Company fails to pay dividends on such shares of preferred stock purchased by the Department of Treasury for six quarterly dividend periods, whether or not consecutive; and (2) to allow such shares of Designated Preferred Stock to vote as a class on certain significant corporate actions, namely the authorization of any senior stock, any amendment to the terms of the Designated Preferred Stock purchased by the Department of Treasury, and certain share exchanges, reclassifications, mergers and consolidations.

The proposed amendment to Article III, Section 13 of the Code of Regulations would expressly provide that any standard for removing Directors as may be contained in the Articles will govern if there is any conflict with the standards for removing Directors as set forth in the Code of Regulations. Similarly, the proposed amendment to Article III, Section 14 of the Code of Regulations would expressly provide that any procedures for filling vacancies on the Board of Directors as may be contained in the Articles will apply if there is any conflict with the procedures for filling vacancies on the Board as set forth in the Code of Regulations.

Why are these Amendments needed?

Although the Company’s Preferred Stock currently available for issuance may be issued upon action by the Board of Directors without further shareholder approval, Article Fourth, Section (A) 2) (d) 1. of the Articles currently provides that any and all shares of the Company’s Preferred Stock will have no voting rights, except as otherwise required by law. As described above, the Department of Treasury requires in its standard terms that any shares of Designated Preferred Stock purchased by it pursuant to the TARP CPP must have certain limited class voting rights that go beyond the voting rights required by Ohio law. Therefore, unless Proposal 3 is approved or the Company’s shareholders approve this proposed amendment to the Articles, the Board of Directors will not be able to include these limited class voting rights in the terms of Preferred Stock that the Company would issue to the Department of Treasury in order to participate in the TARP CPP. The inability to do so could result in the Company not being able to participate in the TARP CPP notwithstanding that the Department of Treasury has already preliminarily approved a capital investment in the Company of approximately $3.46 billion through the sale of Designated Preferred Stock.

The proposed amendments to the Code of Regulations will eliminate any inconsistencies between the Articles and the Code of Regulations, if the foregoing amendment to the Articles is approved as described in this Proposal 1.

Why does the Company want to participate in the TARP CPP?

The recent challenges experienced as a result of turbulence in the financial markets make it important for financial institutions not only to preserve existing capital but also to supplement such capital as a protection against further economic difficulties. In June, 2008, the Company announced a capital plan that would increase its capital and capital ratios targets in anticipation of a difficult second half of 2008 and a difficult 2009. The Company’s capital plan included a reduction in the current dividend for shares of Common Stock, the raising of approximately $1.0 billion in capital through a public offering of Depositary Shares in Series G Preferred Stock, and the sale of non-core assets to generate additional capital of approximately $1.0 billion. The dividend reduction and sale of Depositary Shares were accomplished in June, 2008 and the Company began to explore the potential for asset sales.

Upon the establishment of the TARP CPP by the Department of Treasury, which provides a low cost capital-raising opportunity to generate capital in a cost effective manner, the Company reevaluated its capital plan. Following preliminary approval for the Company’s participation in the TARP CPP, the Company determined that the available investment amount of approximately $3.46 billion by the Department of Treasury in Preferred Stock of the Company should be pursued and that a sale of non-core assets would no longer be part of the Company’s near-term capital planning. Even though the Company is above “well-capitalized” regulatory levels, participation in the TARP CPP would provide the Company with a unique opportunity to strengthen its capital position during these uncertain times. The Company’s Board of Directors and management believe that participation in the TARP CPP will increase the Company’s ability to extend credit to qualified borrowers, support the Company’s existing operations, improve the Company’s ability to leverage future strategic opportunities to grow, add value for the Company’s shareholders, and enhance the Company’s competitive position.

What would be the key terms of shares of Designated Preferred Stock that the Company might sell to the Department of Treasury?

Liquidation Preferences, Dividends, and Redemption Rights. Should the Company and its Board of Directors determine to proceed with participation in the TARP CPP, the Board of Directors would authorize the Company to issue and sell to the Department of Treasury shares of Designated Preferred Stock. Such Designated Preferred Stock would have dividend and liquidation preferences senior to the Company’s Common Stock and equal to the Company’s Series G Preferred Stock. All shares of Designated Preferred Stock would pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum after year five, payable quarterly in arrears. Shares of Designated Preferred Stock would be redeemable after three years at its issue price, plus accrued and unpaid dividends. Prior to the third anniversary of the Department of Treasury’s investment, shares of Designated Preferred Stock could only be redeemed using the proceeds of an offering of other qualifying perpetual preferred securities of the Company or shares of Common Stock, which offering would provide the Company with proceeds of at least 25% of the issue price of the shares of Designated Preferred Stock. Any such redemption must be approved by the Company’s primary federal bank regulator, currently the Board of Governors of the Federal Reserve System. The Department of Treasury would be permitted to transfer the Designated Preferred Stock to a third party at any time.

Voting Rights as to the Election of Preferred Directors. The standard terms required by the Department of Treasury for Designated Preferred Stock include that whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of the Company’s Preferred Stock that have like voting rights with the Designated Preferred Stock with respect to such matter, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Company. Such Preferred Directors are to be in addition to the Directors elected by the holders of the Company’s Common Stock. Holders of Designated Preferred Stock and any voting parity Preferred Stock will not be entitled to vote on Directors elected by the holders of the Common Stock, and vice versa.

Additional Limited Class Voting Rights. The standard terms required by the Department of Treasury for Designated Preferred Stock also include that, for so long as such shares remain outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the vote or consent of the holders of at least two thirds of the shares of the Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Authorization of Senior Stock. Any amendment or alteration of the Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

•

Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles so as to adversely affect the rights, preferences, privileges or voting powers of Designated Preferred Stock; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving Designated Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all the above purposes, any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Company to other persons prior to the date that the Department of Treasury and the Company would enter into a definitive securities purchase agreement, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

If this proposed amendment to the Articles is approved by shareholders, each share of Designated Preferred Stock issued to the Department of Treasury pursuant to the TARP CPP would have one vote per share, consistent with the Ohio Revised Code and the Company’s Code of Regulations.

What other terms and conditions must the Company agree to in order to participate in the TARP CPP?

Issuance of Warrants to Purchase Common Stock. In conjunction with the sale of the Designated Preferred Stock, the Department of Treasury will receive warrants to purchase common shares with an aggregate market price equal to 15% of the investment in the Designated Preferred Stock. The exercise price of the warrants, and the market price for determining the number of shares of Common Stock subject to the warrants, is expected to be approximately $11.716 per share, which is the average closing price of a share of the Company’s Common Stock for the 20 trading days ending prior to October 27, 2008 (the date on which the Department of Treasury preliminarily approved the Company for participation in the TARP CPP), subject to customary anti-dilution adjustments. The warrants will have a term of 10 years. The Department of Treasury will agree not to exercise voting power with respect to any shares of Common Stock that it acquires upon exercise of the warrants. The Company will have to take the steps necessary to register, pursuant to the Securities Act of 1933, as amended, the shares of Designated Preferred Stock issued by the Company and the related warrants and underlying Common Stock purchasable upon exercise.

Restrictions on Dividends and Stock Repurchases. As long as the shares of Designated Preferred Stock remain outstanding, the Company would be permitted to declare and pay dividends on its Common Stock and Series G Preferred Stock unless the Company fails to pay the required cumulative dividends on the Designated Preferred Stock. Unless the Designated Preferred Stock has been transferred or redeemed in whole, the Department of Treasury’s consent will be required until the third anniversary of the Department of Treasury’s investment to declare or pay any dividends or make any distributions on the shares of Common Stock (other than for (i) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on shares of Common Stock prior to October 14, 2008, (ii) dividends payable solely in shares of Common Stock, and (iii) dividends or distributions of rights or junior stock in connection with a stockholders’ rights plan ), and any repurchases other than repurchases of the Designated Preferred Stock or repurchases in connection with the Company’s benefit plans in the ordinary course of business and consistent with past practice.

Limitations on Executive Compensation. If the Company participates in the TARP CPP, the Company would also be required to adopt and adhere to the standards for executive compensation and corporate governance established under Section 111 of the EESA, for the period during which the Department of Treasury holds equity issued under the TARP CPP. These standards would generally apply to the Company’s chief executive officer, chief financial officer and the next three most highly compensated executive officers. In particular, the Company would be required to meet certain governance and executive compensation standards, including: (i) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (ii) requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibiting certain severance payments to an executive officer, generally referred to as “golden parachute” payments, above specified limits; and (iv) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

A complete summary of the expected terms of the securities that the Department of Treasury would purchase from qualifying financial institutions is set forth in Appendix A, attached hereto. The final terms of the Company’s participation in the TARP CPP, including the specific terms of the Designated Preferred Stock and warrants, would be set forth in definitive agreements to be executed by the Department of Treasury and the Company. The standard forms of these agreements as required by the Department of Treasury are available on the Department of Treasury’s website at www.treas.gov/initiatives/eesa/application-documents.

Could these Amendments have adverse effects to the holders of the Company’s Common Stock and/or Series G Preferred Stock?

The Company does not believe that the amendments proposed in this Proposal 1 will have adverse consequences to the holders of the Company’s Common Stock or Series G Preferred Stock. If these amendments are approved and implemented and the Designated Preferred Stock is issued, the holders of the shares of Designated Preferred Stock could elect two Preferred Directors under certain circumstances. Such Preferred Directors would be in addition to the Directors elected by the holders of Common Stock, and will be a minority of Directors comprising the Company’s Board of Directors. Holders of shares of Designated Preferred Stock will not be entitled to vote on any other Directors of the Company, which Directors will continue to be subject solely to election by the holders of Common Stock. Accordingly, the voting rights of the holders of Common Stock will not be reduced or diminished as a result of the adoption of these amendments. Holders of Series G Preferred Stock currently have no right to vote in any election of Directors and, therefore, the rights of the holders of Series G Preferred Stock are unaffected by these proposed amendments other than as described in Proposal 2.

The Company believes that the other limited class voting rights set forth in the Department of Treasury’s standard terms for Designated Preferred Stock would be available to the holders of such shares under existing provisions of the Ohio Revised Code, even if not set forth in the express terms of such Preferred Stock. Therefore, the Company does not believe that the inclusion of these rights in shares of Designated Preferred Stock that the Company may issue to the Department of Treasury will have any adverse consequence to the holders of either Common Stock or Series G Preferred Stock.

Additionally, it is the opinion of the Board of Directors that the limited class voting rights desired to be included in the terms of any shares of Designated Preferred Stock issued and sold by the Company pursuant to the TARP CPP will not have any potential anti-takeover effect on the Company. However, potential adverse effects of issuing Designated Preferred Stock might include, among other things, restricting dividends on the Common Stock or Series G Preferred Stock, reducing the market price of the Common Stock or Series G Preferred Stock, or impairing the liquidation rights of the Common Stock or Series G Preferred Stock.

What would be the likely effect of a failure to approve these Amendments?

On October 24, 2008 the Company filed an application with the Department of Treasury with respect to the TARP CPP and on October 28, 2008 the Company was notified by the Department of Treasury that it had received preliminary approval for the sale and issuance of up to approximately $3.46 billion of Designated Preferred Stock to the Department of Treasury. By letter dated November 12, 2008, the Department of Treasury informed the Company to proceed with preparing the standard agreements required by the Department of Treasury. Notwithstanding the foregoing, at this time there are no binding agreements or commitments with respect to the issuance of Designated Preferred Stock to the Department of Treasury and the Company’s participation in the TARP CPP is not guaranteed. However, the Company believes that, if it is able to issue shares of its Preferred Stock containing the standard terms required by the Department of Treasury, the Department of Treasury will complete its investment in the Company.

In the event that the shareholders of the Company fail to approve the amendments set forth in this Proposal 1 (and/or the amendment described in Proposal 3 below), the Company will be unable to satisfy the standard terms required by the Department of Treasury for participation in the TARP CPP. The inability to do so may result in the Company not being able to qualify for equity investment by the Department of Treasury pursuant to the TARP CPP. The recent significant economic downturn and turbulence in the financial markets make it prudent for financial institutions not only to preserve existing capital, but to consider augmenting capital as a protection against the uncertain duration and severity of the challenges arising from current economic and financial conditions. The Company’s application to participate in the TARP CPP represents the Company’s desire and strategy to protect and improve the Company’s capital and liquidity during these challenging times. A failure to qualify for the TARP CPP could eliminate a potential source of capital to improve the Company’s capital position. In the opinion of the Company’s management and Board of Directors, it would be in the best interest of the Company to augment its capital to the extent possible through participation in the TARP CPP.

If these Amendments are approved by the Company’s shareholders, when would the Company implement these Amendments?

If these proposed amendments are approved at the Special Meeting, the Company’s implementation of these amendments will be contingent upon the purchase by the Department of Treasury in connection with the TARP CPP of shares of the Company’s Preferred Stock that would meet the Department of Treasury’s required terms for Designated Preferred Stock. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3).

What is the required vote for approval by the Company’s shareholders of these Amendments?

The resolutions attached to this proxy statement as Annex 1 will be submitted for adoption at the Special Meeting. The affirmative vote of (i) the holders of shares of the Common Stock of the Company entitling them to exercise two-thirds of the voting power of such shares and (ii) the affirmative vote of the holders of the Series G Preferred Stock of the Company entitling them to exercise two-thirds of the voting power of such shares, is necessary to adopt the proposed amendment to the Company’s Articles. Proxies representing shares of Common Stock will be voted in favor of the resolutions unless otherwise instructed by you. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the proposed amendment to the Company’s Articles. While the proposed amendments to the Company’s Code of Regulations on a stand-alone basis would only require the affirmative vote of the holders of a majority of shares of Common Stock outstanding, such amendments will only be deemed approved upon the affirmative two thirds vote of the Common Stock and Series G Preferred Stock as described above in this paragraph.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S ARTICLES TO ALLOW THE DESIGNATED PREFERRED STOCK TO HAVE LIMITED CLASS VOTING RIGHTS AND TO AMEND THE COMPANY’S CODE OF REGULATIONS TO ELIMINATE ANY INCONSISTENCIES WITH THE ARTICLES, IF AMENDED AS DESCRIBED IN THIS PROPOSAL.

PROPOSAL 2:

TO AMEND ARTICLE FOURTH, SECTION (A) 2) (c) 6 OF

SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED

OF FIFTH THIRD BANCORP

(Item 2 on Proxy Card)

The Board of Directors recommends approval of the amendment of Section (A) 2) (c) 6 of Article Fourth of the Articles in the manner shown in Annex 2 hereto.

What is this Amendment intended to accomplish?

The proposed amendment to Article Fourth, Section (A) 2) (c) 6, of the Articles would revise the express terms of the issued and outstanding shares of the Company’s Series G Preferred Stock to provide the holders of such shares the right to participate in the election and removal of Preferred Directors with the holders of Designated Preferred Stock, voting together as a single class, if the Company is able to include such limited class voting rights in the terms of shares of Designated Preferred Stock that may be sold to the Department of Treasury pursuant to the TARP CPP. As described in more detail under “Proposal 1”, the standard terms required by the Department of Treasury provide that whenever, at any time or times, dividends payable on shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Designated Preferred Stock would have the right, with holders of shares of other Preferred Stock of the Company having similar voting rights voting together as a class, to elect to and remove from the Company’s Board of Directors, two Preferred Directors.

Why is this Amendment needed?

Currently, the holders of shares of Series G Preferred Stock have no voting rights, except for those voting rights required by Ohio law. Under Ohio law, even if shares are otherwise designated as non-voting shares, the holders of such shares are entitled to vote as a separate class on certain changes in the terms of the shares of such class, including changes in the express terms or additions to the terms in any manner substantially prejudicial to the holders of the shares of such class. Ohio law also requires that any merger or consolidation of a corporation with or into any other entity in which the corporation is not the surviving corporation shall be approved by the holders of each class of outstanding stock, if such class of stock would be changed in such merger or consolidation in a manner that would have required the approval of such class if the change were effected by an amendment to the corporation’s articles of incorporation.

Therefore, the holders of shares of Series G Preferred Stock currently have no right to vote for the election of any directors of the Company. However, the terms of the Series G Preferred Stock do provide the holders of such shares the right to nominate two advisory directors (the “Advisory Directors”) to attend meetings of the Company’s Board of Directors if dividends payable on the Series G Preferred Stock shall have not been declared and paid for at least six quarterly dividend periods or their equivalent, whether or not consecutive. Although the right to elect two directors upon the occurrence of such non-payments of dividends was a typical feature of preferred stock issuances being completed at the time the Company created, issued and sold shares of Series G Preferred Stock in June, 2008, the Company was unable to provide the holders of the Series G Preferred Stock with such a right because the Company’s Articles prohibit the holders of Preferred Stock from having such voting rights. An amendment to the Company’s Articles could not have been accomplished in a timely manner in conjunction with the offering of the Series G Preferred Stock. Accordingly, the Company was only able to provide the holders of the Series G Preferred Stock the right to nominate Advisory Directors as a substitute for the right to elect actual directors.

If Proposal 1 or Proposal 3 is approved, the Company therefore believes that it would be appropriate and fair to also amend the Company’s Articles to allow the holders of the Series G Preferred Stock to participate with the holders of Designated Preferred Stock, if issued and sold by the Company, in electing and removing Preferred Directors. In order to be consistent with prevailing market terms for similar securities, the Board of Directors likely would have included such limited class voting right in the terms of the Series G Preferred Stock at the time of the June, 2008 offering, if the Articles would have allowed such a term at that time.

In addition, because the standard terms of the Designated Preferred Stock desired to be purchased by the Department of Treasury under the TARP CPP specifically contemplates and allows other shares of preferred stock having similar rights to participate in such limited class voting rights in the election of Preferred Directors, the Company believes it is in the best interests of the holders of Series G Preferred Stock and the holders of Common Stock to include the holders of Series G Preferred Stock within the class of shareholders able to vote on such matters. Expanding the number of shareholders who have the right to participate in any such vote will help ensure that the Preferred Directors will represent the interests of all shareholders.

The shares of Series G Preferred Stock were issued with a liquidation preference of $25,000 per share. The Company intends to propose that should Designated Preferred Stock be issued, such shares would likewise be issued with a liquidation preference of $25,000 per share. Because each share of Series G Preferred Stock and Designated Preferred Stock would be entitled to one vote in the limited circumstances described above, consistent with the provisions of Ohio law and the Company’s Code of Regulations, the voting power of the Series G Preferred Stock and Designated Preferred Stock would be proportionate to the investment made by such holders in acquiring shares of these series of Preferred Stock.

Could this Amendment have adverse effects to the holders of the Company’s Common Stock and Series G Preferred Stock?

The Company does not believe that providing such a right to the holders of the Series G Preferred Stock would have an adverse effect on the holders of the Company’s Common Stock. If Proposal 1 (and/or Proposal 3) is adopted and the Company ultimately issues and sells Designated Preferred Stock to the Department of Treasury pursuant to the TARP CPP, the holders of Common Stock would have already agreed to the possibility of two directors being added to the Company’s Board of Directors and to the election of such persons without the vote of the Common Stock. This proposed amendment would not result in any additional increase in the size of the Company’s Board of Directors, as the holders of Designated Preferred Stock and Series G Preferred Stock, acting together as a single class, would still be able to elect a total of only two directors.

The Company believes that the holders of shares of Series G Preferred Stock can only benefit from this proposed amendment, as it expands the rights of such shares and in no way eliminates or diminishes any rights of the Series G Preferred Stock. The right of the Series G Preferred Stock to appoint two Advisory Directors would remain intact. While the Company further believes that the vote of the holders of shares of Series G Preferred Stock on this amendment is not required under Ohio law as it does not appear in any way to be substantially prejudicial to the rights of such holders, the Company nonetheless is allowing the holders of Series G Preferred Stock to vote on this amendment.

What would be the likely effect of a failure to approve this Amendment?

The failure to approve this proposed amendment will have no effect on the ability of the Company to participate in the TARP CPP, and no effect on the terms of any Designated Preferred Stock that the Company may issue in connection with a sale of such shares to the Department of Treasury. If either or both of Proposals 1 and 3 are approved, but Proposal 2 is not approved, at the Special Meeting, the Company intends to proceed with its participation in the TARP CPP.

If this Amendment is approved by the Company’s shareholders, when would the Company implement this Amendment?

If this proposed amendment is approved, the Company’s implementation of this amendment will be contingent upon shareholder approval of one or both of Proposals 1 and 3 and the closing of the Company’s sale to the Department of Treasury of shares of Designated Preferred Stock in connection with the Company’s participation in TARP CPP. If this proposed amendment is approved and neither Proposal 1 nor Proposal 3 is approved, or if the closing of the Company’s sale to the Department of Treasury of Designated Preferred Stock does not occur, then the Company will not implement this amendment to the Articles and such approval by shareholders will be considered null and void.

What is the required vote for approval by the Company’s shareholders of this Amendment?

The resolutions attached to this proxy statement as Annex 2 will be submitted for adoption at the Special Meeting. The affirmative vote of (i) the holders of shares of the Common Stock of the Company entitling them to exercise two-thirds of the voting power of such shares and (ii) the affirmative vote of the holders of the Series G Preferred Stock of the Company entitling them to exercise two-thirds of the voting power of such shares, is necessary to adopt the proposed amendment to the Company’s Articles. Proxies representing shares of Common Stock will be voted in favor of the resolutions unless otherwise instructed by you. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the proposed amendment to the Articles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S ARTICLES TO ALLOW THE SERIES G PREFERRED STOCK TO HAVE LIMITED CLASS VOTING RIGHTS, TOGETHER WITH THE DESIGNATED PREFERRED STOCK, IF ANY IS ISSUED, WITH REGARD TO THE ELECTION OF TWO PREFERRED DIRECTORS OF THE COMPANY.

PROPOSAL 3:

TO AMEND ARTICLE FOURTH, SECTION (A)2)(d) OF

SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED

AND

TO AMEND ARTICLE III, SECTIONS 13 AND 14 OF

THE CODE OF REGULATIONS, AS AMENDED

OF FIFTH THIRD BANCORP

(Item 3 on Proxy Card)

The Board of Directors recommends approval of the amendments of Article Fourth, Section (A)2)(d) of the Company’s Articles, and of Article III, Sections 13 and 14 of the Code of Regulations, in the manner shown in Annex 3 hereto.

What are these Amendments intended to accomplish?

Article Fourth, Section (A)2) of the Company’s Articles currently provides that the Company may designate and issue up to 500,000 shares of Preferred Stock, without par value. Of those authorized shares of Preferred Stock, the Company has to date designated an aggregate of 55,250 shares of Preferred Stock as follows: 7,250 shares of Series D Perpetual Preferred Stock; 2,000 shares of Series E Perpetual Preferred Stock, and 46,000 shares of Series G Preferred Stock. All shares of Series D and E Perpetual Preferred Stock have been repurchased by the Company and have been returned to authorized and unissued status. Accordingly, 454,000 authorized shares of undesignated Preferred Stock are currently eligible for issuance from time to time as determined by the Company’s Board of Directors. No shareholder approval is needed in connection with any such issuances, except as otherwise required by law or applicable stock exchange rules, if the terms of any series of shares of Preferred Stock are in accordance with the allowed terms set forth in Article Fourth, Section (A)2)(d).

The proposed amendment to Article Fourth, Section (A)2)(d) of the Articles would apply to all future issuances by the Company of series of shares of its Preferred Stock such that, as expressly allowed by the Ohio Revised Code, the amended Articles would (1) provide the Board of Directors with the ability to tailor voting rights as deemed appropriate by the Board in connection with the specific securities then being offered, (2) provide that the express terms over which the Board may exercise discretion includes both dividends and distribution rights and that liquidation rights and preferences can be established, not just liquidation price, and (3) clarify that, consistent with the express provisions of Section 1701.06 of the Ohio Revised Code, the express terms of all shares of Preferred Stock within a series of Preferred Stock must be the same for all shares within that series. Note that Section 1701.06 of the Ohio Revised Code also would allow the Board of Directors to grant pre-emptive rights, to alter the express terms of issued Preferred Stock, and to add other unspecified rights and privileges to shares of Preferred Stock, but the Company is not seeking authority to include those items in future series of Preferred Stock as the Board of Directors determined that those rights were broader than necessary and carried a greater risk of having an adverse impact on existing shares of Common Stock and Preferred Stock.

The proposed amendment to Article III, Section 13 of the Code of Regulations would expressly provide that any standard for removing Directors as may be contained in the Articles will govern if there is any conflict with the standards for removing Directors as set forth in the Code of Regulations. Similarly, the proposed amendment to Article III, Section 14 of the Code of Regulations would expressly provide that any procedures for filling vacancies on the Board of Directors as may be contained in the Articles will apply if there is any conflict with the procedures for filling vacancies on the Board as set forth in the Code of Regulations.

Why are these Amendments needed?

The proposed amendment to Article Fourth, Section (A)2)(d) would provide the Company with additional flexibility in creating one or more future series of shares of Preferred Stock. As described in Proposal 1, the Company is currently hampered in its ability to create, issue and sell shares of Preferred Stock that contain terms that may be required by the marketplace. Due to the severe restrictions on voting rights contained in Article Fourth, Section (A)2)(d)1 of the current Articles, the Company’s ability to participate in the TARP CPP is jeopardized because the Company must first hold a special meeting of shareholders to amend the Articles to allow for the grant of limited class voting rights. There can be no assurance that the requisite shareholder approval will be approved, notwithstanding the determination by both the Company’s Board of Directors and management that participation in the TARP CPP is in the best interests of the Company and its shareholders and the preliminary determination by Department of Treasury that the Company is approved to participate in the TARP CPP and increase its capital position.

As described in Proposal 2, the severe restrictions on voting rights contained in the current Articles also impacted the Company’s offering of Series G Preferred Stock in June 2008, as the Company was not able to offer and sell such shares on terms that were customary and prevailing in the marketplace at that time. Fortunately, the Company was able to provide an alternative mechanism that was acceptable to the marketplace, but there can be no assurances that in future situations the Company may not be forced to forego capital raising opportunities or to sell securities on less favorable terms, if the terms of such securities are not in line with usual and customary provisions.

The proposed amendments to the Code of Regulations will eliminate any inconsistencies between the Articles and the Code of Regulations, if the foregoing amendment to the Articles is approved as described in this Proposal 3 and the Company subsequently issues one or more series of Preferred Stock having voting rights in the election of directors, including but not limited to the Company’s potential issuance of Designated Preferred Stock in connection with participation in the TARP CPP.

Could these Amendments have adverse effects to the holders of the Company’s Common Stock and/or Series G Preferred Stock?

The Company currently has the authority, upon action by its Board of Directors and without the need for shareholder approval to issue shares of Preferred Stock on terms established by the Board of Directors. The effect of these amendments modestly increases the number of terms over which the Board of Directors can exercise its discretion in creating new series of the Company’s Preferred Stock. Of these additional terms, all of which are currently allowed by Ohio law, only the ability to grant voting rights is likely to have any potential impact on the rights of the holders of Common Stock and/or the Series G Preferred Stock. The Company believes that the other proposed revisions are clarifying in nature and have no effect on the Company’s existing shareholders.

As to voting rights, unlike the proposed amendment to the Articles relating to limited class voting rights set forth in Proposal 1 specifically relating to shares of Preferred Stock that may be issued to the Department of Treasury in connection with the Company’s participation in the TARP CPP, which standard terms are known, this proposed amendment would also impact future issuances where the nature of voting rights that may be included are not yet known and cannot yet be determined.

As with all blank check preferred stock, if additional series of shares of Preferred Stock are issued by the Company, it may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The changes in the terms of the authorized, unissued shares of Preferred Stock have not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Company or to effect large accumulations of the Company’s Common Stock or Preferred Stock, other than the potential sale of Designated Preferred Stock to the Department of Treasury in connection with the Company’s desired participation in the TARP CPP.

Additionally, the issuance of additional shares of Preferred Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing shareholders. The terms of any Preferred Stock issuance which will be determined by the Company’s Board of Directors, will depend upon the reason for issuance and will be dependent largely on market conditions and other factors existing at the time.

What would be the likely effect of a failure to approve these Amendments?

In order for the Company to be able to satisfy the standard terms required by the Department of Treasury for participation in the TARP CPP, the shareholders of the Company must approve the amendments set forth in this Proposal 3 or the amendments described in Proposal 1. The inability to do so may result in the Company not being able to qualify for equity investment by the Department of Treasury pursuant to the TARP CPP. The recent significant economic downturn and turbulence in the financial markets make it prudent for financial institutions not only to preserve existing capital, but to consider augmenting capital as a protection against the uncertain duration and severity of the challenges arising from current economic situations. The Company’s application to participate in the TARP CPP represents the Company’s desire and strategy to protect and improve the Company’s capital and liquidity during these challenging times. A failure to qualify for the TARP CPP could eliminate a potential source of capital to improve the Company’s capital position. In the opinion of the Company’s management and Board of Directors, it would be in the best interest of the Company to augment its capital to the extent possible through participation in the TARP CPP.

If Proposal 1 is approved, then the Company would be able to proceed with its desired participation in the TARP CPP regardless of whether this Proposal 3 is approved. However, the failure to approve this Proposal 3 could limit the Company in connection with future capital raising transactions or other strategic transactions if such transactions require the Company to issue Preferred Stock containing terms that the Board of Directors does not have authority to grant. In such cases, the Company may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to proceed with such transactions.

If these Amendments are approved by the Company’s shareholders, when would the Company implement these Amendments?

If these proposed amendments are approved at the Special Meeting, the Company will immediately amend its Articles and Code of Regulations in accordance with this Proposal 3. The Company’s implementation of these amendments is not contingent upon any other event or circumstance. In addition, if this Proposal 3 is approved, the Company will not need to implement the amendments set forth in Proposal 1 because the amendments set forth in this Proposal 3 would be sufficient for the Company to proceed with the purchase by the Department of Treasury in connection with the TARP CPP of shares of the Company’s Preferred Stock that would meet the Department of Treasury’s required terms for Designated Preferred Stock. In the event that both Proposals 1 and 3 are approved by shareholders, then the Company will not implement the amendments set forth in Proposal 1 as such amendments would be superseded by the amendments in this Proposal 3.

What is the required vote for approval by the Company’s shareholders of these Amendments?

The resolutions attached to this proxy statement as Annex 3 will be submitted for adoption at the Special Meeting. The affirmative vote of (i) the holders of shares of the Common Stock of the Company entitling them to exercise two-thirds of the voting power of such shares and (ii) the affirmative vote of the holders of the Series G Preferred Stock of the Company entitling them to exercise two-thirds of the voting power of such shares, is necessary to adopt the proposed amendment to the Company’s Articles. Proxies representing shares of Common Stock will be voted in favor of the resolutions unless otherwise instructed by you. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the proposed amendment to the Company’s Articles. While the proposed amendments to the Company’s Code of Regulations on a stand-alone basis would only require the affirmative vote of a majority of shares of Common Stock outstanding, such amendments will only be deemed approved upon the affirmative two thirds vote of the Common Stock and Series G Preferred Stock as described above in this paragraph.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S ARTICLES TO PROVIDE ADDITIONAL FLEXIBILITY IN CREATING AND ISSUING FUTURE SERIES OF PREFERRED STOCK AND TO AMEND THE COMPANY’S CODE OF REGULATIONS TO ELIMINATE ANY INCONSISTENCIES WITH THE ARTICLES, IF AMENDED AS DESCRIBED IN THIS PROPOSAL.

PROPOSAL 4:

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY

(Item 4 on Proxy Card)

Why is the Company seeking shareholder approval to adjourn the Special Meeting?

As described in more detail under “Proposal 1”, “Proposal 2” and “Proposal 3”, the Company is seeking approval of proposed amendments to the Articles and Code of Regulations. Such amendments require the affirmative vote of the holders of two-thirds of the Common Stock outstanding and the affirmative vote of the holders of two-thirds of the Series G Preferred Stock outstanding. In the event there are not sufficient votes at the time of the Special Meeting to adopt any of the proposed amendments, particularly in light of the accelerated time period in which the Company seeks approval of these Proposals, the Board of Directors will seek shareholder approval to adjourn the Special Meeting to a later date in order to permit additional proxy solicitation. Pursuant to the Company’s Code of Regulations, shareholders may authorize the holder of proxies solicited by the Board of Directors to vote in favor of adjourning the Special Meeting and no notice of an adjourned meeting need be given if the date, time and place of the adjourned meeting are fixed and announced at the Special Meeting.

In order to permit proxies that have been received by the Company at the time of the Special Meeting to be voted for an adjournment, if necessary, the Company submits this proposal to adjourn the Special Meeting to the holders of shares of Common Stock and Series G Preferred Stock as a separate matter for consideration. In this proposal, the Company is asking the holders of any proxy of Common Stock and of Series G Preferred Stock solicited by the Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments.

If the Company’s holders of Common Stock and Series G Preferred Stock approve this adjournment proposal, the Company may adjourn the Special Meeting, and any adjourned session of the Special Meeting, to provide additional time to solicit additional proxies in favor of the amendments to the Articles and Code of Regulations, including the solicitation of proxies from shareholders that have previously voted against such proposals. Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Articles and Code of Regulations have been received, the Company could adjourn the Special Meeting without a vote on the proposals and seek to convince the holders of those shares of Common Stock and shares of Series G Preferred Stock to change their votes in favor of the adoption of the amendments.

What would be the likely effect of a failure to obtain shareholder approval to adjourn the Special Meeting?

In the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to the Articles and Code of Regulations, and the shareholders do not approve an adjournment of the Special Meeting to a later date or dates, the Company and Board of Directors will not have additional time to solicit additional proxies in favor of the amendments to the Articles and Code of Regulations, including the solicitation of proxies from shareholders that have previously voted against such proposals. In such event, the proposed amendments to the Articles and Code of Regulations would not be approved and the Company would have to decide whether to call another special meeting and attempt to re-solicit all votes.

If the Company’s shareholders do not approve either of the proposed amendments to the Articles and Code of Regulations set forth in Proposals 1 and 3, the Company believes that it may not be able to participate in the TARP CPP under the Department of Treasury’s current standard terms. A failure to qualify for the TARP CPP will potentially eliminate a possible low-cost source of additional capital that would allow the Company to enhance its capital position and further support its existing operations and anticipated future growth.

What would be the benefit if the adjournment of the Special Meeting is approved?

The Company’s Board of Directors believes that if the number of shares of Common Stock and/or shares of Series G Preferred Stock present or represented at the Special Meeting and voting in favor of the Proposals to adopt the amendments to the Articles and the Code is insufficient, it is in the best interests of the shareholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to adopt the Proposals. Adoption of the Proposals will enable the Company to move forward with the consummation of the transaction under the TARP CPP. The Company submitted its application for participation in the TARP CPP on October 24, 2008 and received notice of its preliminary approval from the Department of Treasury on October 28, 2008. By letter dated November 12, 2008, the Department of Treasury informed the Company to proceed with preparing the standard agreements required by the Department of Treasury. If the Company participates in the TARP CPP, the Company will issue and the Department of Treasury will purchase approximately $3.46 billion in Preferred Stock. Therefore, approving adjournment of the Special Meeting to allow solicitation of additional proxies, if necessary, improves the ability of the Company to move forward with its participation in the TARP CPP.

What is the required vote for approval by the Company’s shareholders of the adjournment of the Special Meeting?

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock and Series G Preferred Stock present or represented at the Special Meeting and entitled to vote thereon is required to approve an adjournment of the Special Meeting. Abstentions will have the same effect as a vote cast against Proposal 4. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies representing shares of Common Stock received by the Company and not revoked prior to or at the Special Meeting will be voted for this proposal unless otherwise instructed by the holders of such shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE PROPOSED AMENDMENTS TO THE ARTICLES.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The Company is not aware of any shareholder who currently beneficially owns 5% or more of the Common Stock of the Company as of November 21, 2008. The only shareholder known to the Company to be deemed to be beneficial owners of 5% or more of the Series G Preferred Stock of the Company as of November 21, 2008 is as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series G Preferred Stock	Wilmington Trust Company 1100 North Market St. Wilmington, Delaware 19801	44,300	[1]	100%

1

Wilmington Trust Company is the registered owner of 44,300 shares of 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G (“Series G Preferred Stock”) for the benefit of the holders of 11,075,000 Depositary shares, which Depositary shares represent 1/250th of an interest in a share of Series G Preferred Stock.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company of each current Named Executive Officer2, of each current Director and of all Directors and Executive Officers as a group as of November 21, 2008. None of the Company’s current Executive Officers or Directors own any Series G Preferred Stock or any Depositary Shares representing interests therein.

Named Executive Officers

Title of Class	Name of Officer	Number of Shares[4]	Percent of Class
Common Stock	Kevin T. Kabat[3]	657,803.1138%
Common Stock	Robert A. Sullivan	333,674.0578%
Common Stock	Greg D. Carmichael	109,747.0190%
Common Stock	Charles D. Drucker	67,412.0117%
Common Stock	Daniel T. Poston	107,596.0186%
Common Stock	Ross J. Kari	0	0%

Directors

Title of Class	Name of Director	Number of Shares[5]	Percent of Class
Common Stock	Darryl E. Allen	25,277.0044%
Common Stock	John F. Barrett	82,110.0142%
Common Stock	Ulysses L. Bridgeman	6,667.0012%
Common Stock	James P. Hackett	26,130.0045%
Common Stock	Gary R. Heminger	8,359.0014%
Common Stock	Allen M. Hill	74,524.0129%
Common Stock	Robert L. Koch II	67,861.0118%
Common Stock	Dr. Mitchel D. Livingston	24,773.0043%
Common Stock	Hendrik G. Meijer	45,066.0078%
Common Stock	James E. Rogers	32,737.0057%
Common Stock	John J. Schiff, Jr.	481,162.0833%
Common Stock	Dudley S. Taft	94,608.0164%
Common Stock	Thomas W. Traylor	278,192.0482%

All Executive Officers and Directors as a Group (24 persons):		3,271,553.5649%

2	The Named Executive Officers of the Company for the year ended December 31, 2007 included George A. Schaefer, Jr., Chairman of the Board and a Director, and Christopher G. Marshall, Chief Financial Officer. Mr. Schaefer retired from all positions with the Company effective June 17, 2008 and Mr. Marshall resigned as of April 30, 2008. Accordingly, neither of them is included in the following table. Daniel T. Poston served as Chief Financial Officer of the Company from April 30, 2008 through November 17, 2008. Ross J. Kari assumed the role of Chief Financial Officer of the Company effective November 17, 2008. Both Mr. Poston and Mr. Kari are included in the table as they will be Named Executive Officers for the year ending December 31, 2008.

3	Mr. Kabat is both an Officer and Director.

4	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days) stock options and stock appreciation rights, respectively: Mr. Kabat, 476,360 and 48,964; Mr. Sullivan, 179,358 and 48,964; Mr. Carmichael, 20,000 and 48,964; Mr. Drucker, 0 and 29,237 and Mr. Poston, 65,000 and 26,918.

5	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options and stock appreciation rights, respectively: Mr. Allen, 10,000 and 2,500; Mr. Barrett, 10,000 and 2,500; Mr. Bridgeman, 1,750 and 250; Mr. Hackett, 7,000 and 2,500; Mr. Heminger, 500 and 250; Mr. Hill, 10,000 and 2,500; Mr. Kabat, 476,360 and 48,964; Mr. Koch, 11,700 and 2,500; Dr. Livingston, 10,000 and 2,500; Mr. Meijer, 7,000 and 2,500; Mr. Rogers, 10,000 and 2,500; Mr. Schiff, 5,000 and 2,500; Mr. Taft, 10,000 and 2,500; and Mr. Traylor, 11,700 and 2,500. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights held by the Executive Officers who are not also Directors or nominees is 1,020,394.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements about the Company that we believe are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business of the Company. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in the risk factors set forth in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause the Company’s future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically, the real estate market, either national or in the states in which the Company, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) our ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect the Company, one or more acquired entities and/or the combined company or the businesses in which the Company, one or more acquired entities and/or the combined company are engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third Bancorp’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) the potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third Bancorp; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) inability to generate the gains on sale and related increase in shareholders’ equity that it anticipates from the sale of certain non-core businesses; (20) loss of income from the sale of certain non-core businesses could have an adverse effect on the Company’s earnings and future growth; (21) ability to secure confidential information through the use of computer systems and telecommunications networks; (22) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (23) the Department of Treasury providing satisfactory definitive documentation for its purchase from the Company of shares of Designated Preferred Stock pursuant to the TARP CPP and agreement on final terms and conditions.

You should refer to the Company’s periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on the Company’s website at www.53.com. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this proxy statement.

2009 SHAREHOLDER PROPOSALS

In order for shareholder proposals for the 2009 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement, they must have been received by the Company at its principal office in Cincinnati, Ohio, prior to November 6, 2008. Accordingly, no additional shareholder proposals will be accepted for inclusion in the Company’s proxy statement in connection with the 2009 Annual Meeting.

Any shareholder who intends to propose any other matter to be acted upon at the 2009 Annual Meeting of Shareholders (but not include such proposal in the Company’s proxy statement) must inform the Company no later than January 20, 2009. If notice is not provided by that date, the persons named in the Company’s proxy for the 2009 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2009 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Special Meeting and does not intend to bring other matters before the Special Meeting. However, if any other matters properly come before the Special Meeting, it is intended that the persons named in the proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Special Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement.

December [8], 2008

By order of the Board of Directors

Paul L. Reynolds

Secretary

New or amended language is indicated by underlining and deleted language is indicated by strike-outs.

ANNEX 1

PROPOSED AMENDMENT TO SECTION (A) 2) (d) 1 OF ARTICLE FOURTH

OF THE SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED,

OF FIFTH THIRD BANCORP AND PROPOSED AMENDMENT TO ARTICLE III, SECTIONS 13 AND 14 OF THE CODE OF REGULATIONS, AS AMENDED, OF FIFTH THIRD BANCORP

RESOLVED, That Section (A) 2) (d) 1 of Article Fourth of the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

(d)	With respect to all other shares of Preferred Stock of the corporation:

1. Each share of Preferred Stock shall entitle the holder thereof to no voting rights, except as otherwise required by law or except as otherwise provided by the Board of Directors in order to comply with the terms required for shares of Preferred Stock issued in connection with any capital purchase program(s) authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”) and implemented by the United States Department of the Treasury.

RESOLVED, That Article III, Section 13 of the Code of Regulations, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

Section 13. Removal of Directors. Except as otherwise provided by the Articles of Incorporation, no director shall be removed, without cause, during his term of office. Any director may be removed, for cause, at any time, by action of the holders of record of majority of the outstanding shares of stock entitled to vote thereon at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

RESOLVED, That Article III, Section 14 of the Code of Regulations, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

Section 14. Filling of Vacancies Not Caused by Removal. Except as otherwise provided by law or except as otherwise provided by the Articles of Incorporation, in case of any increase in the number of directors, or of any vacancy created by death, resignation or otherwise, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided for by this Article III, or (b) by the holders of Common Stock of the Corporation entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting of such holders called for the purpose. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

RESOLVED, FURTHER, That the proper officers of Fifth Third Bancorp be and hereby are authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp including, without limitation, filing a certificate of such amendment with the Secretary of State of Ohio and to make effective the foregoing amendment to Article III, Sections 13 and 14 of the Code of Regulations, as amended, of Fifth Third Bancorp.

New or amended language is indicated by underlining and deleted language is indicated by strike-outs.

ANNEX 2

PROPOSED AMENDMENT TO SECTION (A) 2) (c) 6. OF ARTICLE FOURTH

OF THE SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED,

OF FIFTH THIRD BANCORP

RESOLVED, That Section (A) 2) (c) 6. of Article Fourth of the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

6.	Voting Rights.

Except as required by Ohio law, and except for the circumstances provided for in Section 8(ii), holders of the Series G Preferred Stock will not have any voting rights and will not be entitled to elect any directors; provided, however, in the event the Company issues shares of Preferred Stock in connection with any capital purchase program(s) authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”) and implemented by the United States Department of the Treasury, the holders of the Series G Preferred Stock voting together as a class with the holders of such Preferred Stock, shall have the right to elect two directors of the Company and to vote to remove such directors, upon the occurrence of events that would permit the holders of such Preferred Stock to elect or remove such directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will treat each series of the corporation’s preferred stock, including the Series G Preferred Stock, as a separate class for voting purposes.

RESOLVED, FURTHER, That the proper officers of Fifth Third Bancorp be and hereby are authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp including, without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

New or amended language is indicated by underlining and deleted language is indicated by strike-outs.

ANNEX 3

PROPOSED AMENDMENT TO SECTION (A) 2) (d) OF ARTICLE FOURTH

OF THE SECOND AMENDED ARTICLES OF INCORPORATION, AS AMENDED,

OF FIFTH THIRD BANCORP AND PROPOSED AMENDMENT TO ARTICLE III, SECTIONS 13 AND 14 OF THE CODE OF REGULATIONS, AS AMENDED, OF FIFTH THIRD BANCORP

RESOLVED, That Section (A) 2) (d) of Article Fourth of the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

(d)	With respect to all other shares of Preferred Stock of the corporation:

1.	Each share of the Preferred Stock shall entitle the holder thereof to no voting rights, except as otherwise required by law and except as otherwise provided by the Board of Directors.

2.	The dividend rights of the Preferred Stock shall be non-cumulative, except as otherwise provided by the Board of Directors.

3.	The Board of Directors shall have the right to adopt amendments to these Articles of Incorporation in respect of any unissued or treasury shares of the Preferred Stock and thereby fix or change the express terms of any such Preferred Stock as follows: the division of such shares into series and the designation and authorized number of shares of each series; whether shares shall have voting rights or not, and the terms of any shares that are voting; dividend or distribution rights; the dividend rate; whether dividend rights shall be cumulative or non-cumulative; the dates of payment of dividends and the dates from which they are cumulative; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements, conversion rights and restrictions on the issuance of such shares or any series thereof; provided, however, except for the foregoing variations which the Board of Directors are authorized to fix or change, all of the express terms of ~~different~~ each series of Preferred Stock ~~such shares~~ shall be identical as to all shares in such series.

Upon the adoption of any amendment pursuant to the foregoing authority, a certificate signed by the president or a vice president and by a secretary or an assistant secretary, containing a copy of the resolution adopting the amendment and a statement of the manner and basis or its adoption, shall be accompanied by the fees then required by law, before the corporation shall have the rights to issue any of such shares.

RESOLVED, That Article III, Section 13 of the Code of Regulations, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

Section 13. Removal of Directors. Except as otherwise provided by the Articles of Incorporation, no director shall be removed, without cause, during his term of office. Any director may be removed, for cause, at any time, by action of the holders of record of majority of the outstanding shares of stock entitled to vote thereon at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

RESOLVED, That Article III, Section 14 of the Code of Regulations, as amended, of Fifth Third Bancorp be, and it hereby is, amended in its entirety to read as follows:

Section 14. Filling of Vacancies Not Caused by Removal. Except as otherwise provided by law or except as otherwise provided by the Articles of Incorporation, in case of any increase in the number of directors, or of any vacancy created by death, resignation or otherwise, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided for by this Article III, or (b) by the holders of Common Stock of the Corporation entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting of such holders called for the purpose. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

RESOLVED, FURTHER, That the proper officers of Fifth Third Bancorp be and hereby are authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp including, without limitation, filing a certificate of such amendment with the Secretary of State of Ohio and to make effective the foregoing amendment to Article III, Sections 13 and 14 of the Code of Regulations, as amended, of Fifth Third Bancorp.

2

ANNEX 4

REGULATIONS FOR CONDUCT AT THE DECEMBER [29], 2008 SPECIAL MEETING OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2008 Special Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Special Meetings of Shareholders are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.

1. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock and Series G Preferred Stock at this Meeting and entitled to vote on such matter.

2. QUESTIONS/STATEMENTS BY SHAREHOLDERS — ONE MINUTE LIMIT. To ask a question or make a statement at the Meeting relating to Proposal 1, Proposal 2, Proposal 3 or Proposal 4, you must be either a shareholder of record as of December 4, 2008 or a person named in a proxy given by such a shareholder. No other persons will be permitted to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so; additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

3. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

4. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

Special Meeting of Shareholders

DECEMBER [29], 2008

AGENDA

Call to Order

Consideration of Proposal #1—	Proposed Amendment to Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to allow for limited voting rights for a new series of Preferred Stock and proposed Amendments to Code of Regulations to revise the express terms related to the removal of Directors and the filling of Director vacancies.

Consideration of Proposal #2—	Proposed Amendment to Articles of Incorporation to revise the express terms of the issued and outstanding shares of the Series G Preferred Stock.

Consideration of Proposal #3—	Proposed Amendment to Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of Preferred Stock that Fifth Third Bancorp may offer and sell in the future and proposed Amendments to Code of Regulations to revise the express terms related to the removal of Directors and the filling of Director vacancies.

Consideration of Proposal #4—	Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article Fourth of the Amended Articles of Incorporation.

Vote on Proposals 1 through 4

Question and Answer Session

Announcement of results and/or determination to adjourn the Special Meeting to a new date, time and place

Adjournment

Appendix A

TARP Capital Purchase Program

Senior Preferred Stock and Warrants

Summary of Senior Preferred Terms

Issuer:	Qualifying Financial Institution (“QFI”) means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Holding Company (“SLHC”); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4( c )(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company. For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.

Initial Holder:	United States Department of the Treasury (the “UST”).

Size:	QFIs may sell preferred stock to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.

Security:	Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

Ranking:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status:	Tier 1.

Term:	Perpetual life.

Dividend:	The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. For Senior

Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (consistent with the Company’s Second Amended Articles of Incorporation, as amended, the Senior Preferred, if issued by the Company to the UST, would provide for dividend payment dates of March 31, June 30, September 30 and December 31).

Redemption:	Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of non-cumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI’s primary federal bank regulator.

“Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends:	For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends:	The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases:	The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

Voting rights:	The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability:	The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation:	As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Department of Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Department of Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

Summary of Warrant Terms

Warrant:	The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term:	10 years

Exercisability:	Immediately exercisable, in whole or in part

Transferability:	The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the Common Stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the Common Stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction:	In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Consent:	In the event that the QFI does not have sufficient available authorized shares of Common Stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of Common Stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into Common Stock.

Substitution:	In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 8:30 a.m., Eastern time, on the morning of the Special Meeting, December [29], 2008. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 8:30 a.m., Eastern time, on the morning of the Special Meeting, December [29], 2008. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Special Meeting on December [29], 2008.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and submit your proxy: www.cesvote.com	Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

Control Number è

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ê    MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.    ê

FIFTH THIRD BANCORP	SPECIAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Kevin T. Kabat and Dr. Mitchel D. Livingston with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Special Meeting of the Shareholders of said COMPANY scheduled to be held December [29], 2008 at the [The Bankers Club, 511 Walnut Street, 30th Floor], Cincinnati, Ohio, or at any adjournment thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Proposals 1, 2, 3 and 4.

ALL FORMER PROXIES ARE HEREBY REVOKED.

, 2008
Stockholder Sign Here	Date

, 2008
Stockholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Special Meeting of

Fifth Third Bancorp Shareholders

[The Bankers Club of Cincinnati]

[511 Walnut Street, 30th Floor], Cincinnati, Ohio, at 9:00 a.m., E.S.T., December [29], 2008.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Special Meeting of shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Special Meeting.

The Special Meeting of shareholders will be held at the following address: [The Bankers Club, 511 Walnut Street, 30th Floor,] Cincinnati, Ohio, at 9:00 a.m., E.S.T., December [29], 2008. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, ê MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ê

1.	Proposal to amend Article Fourth, Section (A) 2) (d) 1. of the Amended Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to allow for limited voting rights for a new series of Preferred Stock that will meet the requirements for participation in the Capital Purchase Program established by the United States Department of Treasury pursuant to the Economic Stabilization Act of 2008 and to amend Article III, Sections 13 and 14 of the Code of Regulations, as amended, to provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Regulations, and to provide that the procedures for filling vacancies on the Board of Directors set forth in the Articles shall prevail over any procedures for filling vacancies on the Board of Directors set forth in the Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 1 to the proxy statement and are incorporated by reference therein.

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

2.	Proposal to amend Article Fourth, Section (A) 2) (c) 6. of the Amended Articles of Incorporation to revise the express terms of the issued and outstanding shares of the Series G Preferred Stock of Fifth Third Bancorp to allow the Series G Preferred Stock to have certain of the voting rights as may be granted by Fifth Third Bancorp if it authorizes and issues a new series of Preferred Stock pursuant to the Capital Purchase Program established by the United States Department of Treasury pursuant to the Economic Stabilization Act of 2008. The proposed amendment is attached as Annex 2 to the proxy statement and is incorporated by reference therein.

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

3.	Proposal to amend Article Fourth, Section (A) 2) (d) of the Amended Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of preferred stock that Fifth Third Bancorp may offer and sell in the future, including but not limited to shares of preferred stock that may be issued to the United States Department of Treasury, and to clarify the ability of Fifth Third Bancorp to issue shares of preferred stock without stockholder approval in accordance with the terms of Ohio law and to amend Article III, Sections 13 and 14 of the Code of Regulations, as amended, to provide that the standard for removing Directors as set forth in the Articles shall prevail over any standard for removing Directors as set forth in the Regulations, and to provide that the procedures for filling vacancies on the Board of Directors set forth in the Articles shall prevail over any procedures for filling vacancies on the Board of Directors set forth in the Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 3 to the proxy statement and are incorporated by reference therein.

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

4.	Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article Fourth of our Amended Articles of Incorporation.

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

(Continued, and please sign on reverse side.)

Fifth Third Bancorp

Voting instructions solicited on behalf of board of directors for Special Meeting of holders of Non-Cumulative Perpetual Convertible

Preferred Stock, Series G

December [29], 2008

The undersigned, having received the Notice of Special Meeting of Shareholders and Proxy Statement, appoints                      and                      and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned, and directs Wilmington Trust Company to vote all shares of Non-Cumulative Perpetual Convertible Preferred Stock, Series G of Fifth Third Bancorp (the “Series G Preferred Stock”) which represent Series G Depositary Shares held by the undersigned at the Special Meeting of Holders of Fifth Third Bancorp’s Series G Preferred Stock to be held on Monday, December [29], 2008, at 9:00 a.m., and any and all adjournments thereof, in the manner specified.

1. To amend Article Fourth, Section (A) 2) (d) 1. of the Amended Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to allow for limited voting rights for a new series of Preferred Stock that will meet the requirements for participation in the Capital Purchase Program established by the United States Department of Treasury pursuant to the Economic Stabilization Act of 2008 and to amend Article III, Sections 13 and 14 of the Code of Regulations, as amended, to provide that the standard for removing Directors as set forth in the Articles, shall prevail over any standard for removing Directors as set forth in the Regulations, and to provide that the procedures for filling vacancies on the Board of Directors set forth in the Articles, shall prevail over any procedures for filling vacancies on the Board of Directors set forth in the Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 1 to the proxy statement and are incorporated by reference therein. (“Proposal 1”)

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

2. To amend Article Fourth, Section (A) 2) (c) 6. of the Amended Articles of Incorporation to revise the express terms of the issued and outstanding shares of the Series G Preferred Stock of Fifth Third Bancorp to allow the Series G Preferred Stock to have certain of the voting rights as may be granted by Fifth Third Bancorp if it authorizes and issues a new series of Preferred Stock pursuant to the Capital Purchase Program established by the United States Department of Treasury pursuant to the Economic Stabilization Act of 2008. The proposed amendment is attached as Annex 2 to the proxy statement and is incorporated by reference therein. (“Proposal 2”)

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

3. To amend Article Fourth, Section (A) 2) (d) of the Amended Articles of Incorporation to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of Preferred Stock that Fifth Third Bancorp may offer and sell in the future, including but not limited to shares of Preferred Stock that may be issued to the United States Department of Treasury, and to clarify the ability of Fifth Third Bancorp to issue shares of Preferred Stock without stockholder approval in accordance with the terms of Ohio law and to amend Article III, Sections 13 and 14 of the Code of Regulations, as amended, to provide that the standard for removing Directors as set forth in the Articles, shall prevail over any standard for removing Directors as set forth in the Regulations, and to provide that the procedures for filling vacancies on the Board of Directors set forth in the Articles, shall prevail over any procedures for filling vacancies on the Board of Directors set forth in the Regulations. In the event that both Proposals 1 and 3 are approved by shareholders, the Company will not implement the amendments contemplated by Proposal 1 (such amendments would be superseded by the amendments in Proposal 3). The proposed amendments are attached as Annex 3 to the proxy statement and are incorporated by reference therein. (“Proposal 3”)

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

4. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendments to Article Fourth of our Amended Articles of Incorporation. (“Proposal 4”)

☐  FOR                                ☐  AGAINST                                 ☐  ABSTAIN

(Continued and to be SIGNED and dated on the reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE DEPOSITORY WILL NOT VOTE WITH RESPECT TO THE PROPOSAL.

Should any other matters requiring a vote of the holders of Series G Preferred Stock arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of Fifth Third Bancorp. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated:                     , 200

(SEAL)

(SEAL)

(Please sign exactly as name or names appear on Series G Depositary Shares. If depositary shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or other representative, please give full title as such. If a corporation, please sign in corporation’s name by an authorized officer. If a partnership, please sign in the partnership name by authorized person.)